EXHIBIT 3.2


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                                     BY-LAWS
                                       OF
                             A & W CORPORATION, INC.
                            (A COLORADO CORPORATION)


                                    ARTICLE I

                                     OFFICES

         Section 1. Office. The registered office of the Corporation shall be located in the City of Denver State of Colorado.

         Section 2. Additional Offices. The Corporation may also have offices and places of business at such other places both within and without the State of Colorado as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Time and Place. The annual meeting of the shareholders for the election of directors and all special meetings of shareholders for that or for any other purpose may be held at such time and place within or without the State of Colorado as may be fixed from time to time by the Board of Directors and as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. An annual meeting of shareholders shall be held each year on such date in the first six months of the Corporation's fiscal year as shall be designated by the Chairman of the Board or in the absence of such designation, on the first Monday of May if not a legal holiday, and if a legal holiday, then on the next business day, at a time to be stated in the notice of the meeting, or on such other date and time as shall be designated from time to time by the Board of Directors, or in a duly executed waiver of notice of the meeting, at which meeting the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meeting. Unless otherwise required by law, written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail or telegram, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

         Section 4. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or the Board of Directors, and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the directors,


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or at the  request in writing of  shareholders  owning at least lot in amount of shares of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 5. Notice of Special Meeting. Written or printed notice of a special meeting of shareholders, stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called, and by or at whose direction it is being issued, unless otherwise required by law, shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

         Section 6. Business Limitations. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

         Section 7. Quorum. Except as otherwise provided by statute, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         Section 8. Voting. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the certificate of incorporation, each shareholder of record shall be entitled to one vote for every share of stock standing in his name on the books of the Corporation. All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the certificate of incorporation, all other matters shall be determined by a vote of a majority of the shares present or represented at such meeting and voting on such questions.

         Section 9. Proxies. Every proxy must be executed in writing by the shareholder or by his attorney-in-fact. No Proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.

         Section 10. Inspectors. The Board of Directors in advance of any shareholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In


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case any person  appointed as inspector  fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according" to the best of his ability.

         Section 11. Consents. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                   ARTICLE III

                            DIRECTORS AND COMMITTEES

         Section 1. General. The business of the Corporation shall be managed by its Board of Directors (the "Board").

         Section 2. Number. The number of directors that shall constitute the entire Board shall be such number between three and nine as shall be fixed from time to time by the Board or by vote of the shareholders of the Corporation.

         Section 3. Election; Tenure. Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 6 of this Article III; and each director shall be elected to serve until his successor has been elected and has qualified.

         Section 4. Requirements. Directors shall be at least eighteen years of age, but need not be shareholders of the corporation.

         Section 5. Resignation. Any director may resign at any time.

         Section 6. Vacancies. Newly created directorships resulting from an increase in the Board and all vacancies occurring in the Board may be filled by the affirmative vote of the remaining directors, though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

         Section 7. Resignation and Removal of Directors. Any director may resign at any time by giving notice to the Chairman of the Board, the President or to the Board of Directors, in writing or by telegraph, cable or wireless. Any such resignation shall take effect at the time specified therein or, if no time is.so specified, upon its receipt by the Chairman of the Board, the President or by the Board of Directors; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director or directors of the


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Corporation may be removed*either  with or without cause at any time by the vote of the holders of a majority of the stock entitled to vote then outstanding, and thereupon the term of office of such director or directors who shall have been so removed shall forthwith terminate, and there shall be a vacancy or vacancies in the Board of Directors.

         Section 8. Books. The Board may keep the books of the Corporation, except such as are required by law to be kept within the State of Colorado, outside the State of Colorado at such place or places as they may from time to time determine.

         Section 9. Compensation. The Board, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

         Section 10. Consents. Whenever the Board of Directors or any committee thereof is required or permitted to take any action, such action may be taken without a meeting if all members of the Board or such committee consent in writing to the adoption of a resolution authorizing the action.

         Section 11. Executive and Other Committees. The Board may, by resolution adopted by a majority of the entire Board, designate from among its members an executive committee and other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

              (1) The submission to the shareholders of any action that needs shareholders' approval under the Delaware General Corporation Law.

              (2) The filling of vacancies in the Board of Directors or in any committee.

              (3) Authorize distributions.

              (4) Amend the Corporation's Articles of Incorporation.

              (5) Adopt, amend or repeal by-laws.

              (6) Approve a plan of merger not requiring shareholder approval.

              (7) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board.



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              (8) Authorize or approve the issuance of shares, or a contract for
the  sale  of  shares,   or  determine  the  designation  and  relative  rights,
preferences, and limitations of a class or series of shares; except that the Board may authorize a committee or an officer to do so within limits specifically prescribed by the Board.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Place. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Colorado.

         Section 2. First Meeting. The first meeting of each newly elected Board shall be held immediately following the annual meeting of shareholders at which such Board is elected, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

         Section 3. Regular Meetings. Regular meetings of the Board may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

         Section 4. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, or if there be none, the President, on two days' notice to each director, either personally, or by mail, or by telegram or by facsimile; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of a majority of the directors then in office.

         Section 5. Quorum. At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote if a quorum is present shall be the act of the Board, except as may otherwise be specifically provided by law. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors.

         Section 6. Use of Conference Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.



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                                    ARTICLE V

                                     NOTICES

         Section 1. Forms; Delivery. Notices to directors and shareholders shall be in writing, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and may be given personally, by mail, or by transmitting such notice with confirmed delivery (including, by telex, cable, facsimile or other form of recorded communication, provided that delivery of such notice in written form is confirmed in writing) to his residence or usual place of business. Notice by mail shall be deemed to be given at the time when deposited in the post office or letter box, in a post-paid sealed wrapper addressed to directors or shareholders at their addresses appealing on the records of the Corporation.

         Section 2. Waiver. Whenever a notice is required to be given by any statute, the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance by any director at a meeting of the Board or any committee, for which notice is required, without protesting, prior thereto or at its commencement, shall constitute a waiver of notice by him. Attendance by any shareholder at a meeting of shareholders, in person or by proxy, without protesting, prior to the conclusion of the meeting, shall constitute a waiver of notice by him.

                                   ARTICLE VI

                                    OFFICERS

         Section 1. Executive Officers. The Board may elect a Chairman of the Board, President, one or more Vice Presidents, a Secretary and a Treasurer. The Board may also elect one or more Assistant Secretaries and Assistant Treasurers, and such other officers as it may from time to time determine. Any two or more offices may be held by the same person except as provided by statute. None of the officers need be members of the Board of Directors or shareholders.

         Section 2. Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these by-laws, or, to the extent not so provided, by the Board.

         Section 3. Term of Office; Removal. All officers shall be elected by the Board and shall hold office for such term as may be prescribed by it, and until their respective successors have been elected and qualified, or until their earlier resignation or removal.



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         Section  4.  Compensation.  The  compensation  bi all  officers  of the
Corporation shall be fixed by the Board, and the compensation of other agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.

         Section 5. Vacancies. If an office becomes vacant for any reason, the Board may fill such vacancy. Any officer so elected shall serve only until such time as the unexpired term of his predecessor shall have expired, unless reelected.

         Section 6. The Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and directors, shall be ex officio a member of all standing committees, shall have general and active management and control of,the business and affairs of the Corporation subject to the control of the Board and shall see that all orders and resolutions of the Board and the Shareholders are carried into effect.

         Section 7. The President. The President shall be the chief operating officer of the Corporation. In the absence or disability of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board and shall generally assist the Chairman and perform such other duties as the Board may prescribe.

         Section 8. Vice Presidents. The Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board, shall, in the' absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the Chairman and the President and perform such other duties as the Board may prescribe.

         Section 9. The Secretary. The Secretary shall attend all meetings of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the Chairman, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and when authorized affix the same to any instrument requiring it, any when so affixed it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He shall keep in safe custody the certificate books and shareholders' records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary.

         Section 10. The Treasurer. The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the


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Corporation  as may be ordered by the Board,  taking  proper  vouchers  for such disbursements, and shall render to the President and directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                   ARTICLE VII

                               SHARE CERTIFICATES

         Section 1. Form; Signature. The certificates for shares of the Corporation shall be in such form as shall be determined by the Board and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the Chairman of the Board, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation, or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer who signed, or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         Section 2. Lost Certificates. The Board may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 3. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4. Registered Shareholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books


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as the owner of shares to receive dividends or other distributions,  and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

         Section 5. Record Date. For the purpose of (a) determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or (b) determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or (c) taking any other action affecting the interests of shareholders, the Board may fix, in advance,.a record date. Such date shall not be more than 60 nor less than 10 days before the date of any such meeting, nor more than 60 days prior to any other action. In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.

         Section 6. List of Shareholders. A list of shareholders as of the record date, certified by the corporate Officer responsible for its preparation or by a transfer agent shall be produced at any meeting upon the request thereof to prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Dividends. Subject to any applicable provisions of the certificate of incorporation, dividends upon the outstanding shares of the Corporation may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property, or in shares of the Corporation.

         Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.



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         Section  3.  Instruments  Under  Seal.  All  deeds,  bonds,  mortgages, contracts, and other instruments requiring a seal may be signed in the name of the Corporation by the Chairman of the Board, the President or by any other officer authorized to sign such instrument by the Chairman of the Board, the President or the Board.

         Section 4. Checks; Other Instruments. All checks or demands for money and notes or other instrument evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

         Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

         Section 6. Seal. The corporate seal shall have inscribed thereon-the name of the Corporation, the year of its organization and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. Power to Amend. These by-laws may be amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the Board at any regular or special meeting. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with precise statement of the changes made. By-laws adopted by the Board may be amended or repealed by the shareholders.

                                    ARTICLE X

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 1. Indemnification. Each of the officers and directors of the Corporation shall be entitled to indemnification for actions taken by them by or in the name of the Corporation to the fullest extent permitted by the laws of the State of Colorado.


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